UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): August 23, 2004

                        Reality Wireless Networks, Inc.

             (Exact name of registrant as specified in its charter)

                                     Nevada

                 (State or other jurisdiction of incorporation)

                                   000-26369

                            (Commission File Number)

                                   88-0422026


                       (IRS Employer Identification No.)

                  7235 North Creek Loop, Gig Harbor, WA 98335

               (Address of principal executive offices)(Zip Code)

       Registrant's telephone number, including area code: (253) 853-3632

              ---------------------------------------------------

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                                    FORM 8-K

                         Reality Wireless Networks, Inc.


Section 1 - Registrant's Business and Operations

Section 2 - Financial Information

Section 3 - Securities and Trading Markets

      Item 3.02 Unregistered Sales of Equity Securities.

On August 23, 2004 Reality Wireless Networks, Inc. ("Registrant") sold 5,102,041 shares of newly designated Series A Preferred Stock. (See Item 3.03 Changes in Rights of Security Holders of this Form 8-K.)

Registrant sold the Series A Preferred Stock pursuant to a Subscription Agreement in reliance on Regulation S and Rule 144A of the rules and regulations of the Securities and Exchange Commission. The Series A Preferred Stock was purchased on the same date in exchange for a promissory note executed by the buyer as maker and the Registrant as payee.

The promissory note is in the face amount of $100,000 and bears interest at the rate of 2% per annum and is to be repaid in an initial installment of $10,000 commencing on October 15, 2004 and continuing thereafter in monthly installments of $7,500 per month for a period of 12 months.

      Item 3.03 Material Modification to Rights of Security Holders.

On August 23, 2004 the Board of Directors of Registrant passed a resolution designating 5,102,041 shares of the 100,000,000 shares of preferred stock authorized as Series A Preferred Stock. Pursuant to the Designation Certificate, The Series A Preferred Stock will have no preferences as to standing in the event of liquidation and has no stated dividend rate or dividend preference. The newly designated Series A Preferred Stock has voting right equal to the equivalent of 100 shares of common stock for each 1 share of Series A preferred held, limited to the specific purpose of voting on a 100 to 1 reverse stock split of the currently issued and outstanding common stock, but not the total authorized common capital stock, of the Registrant. Thereafter, the Series A Preferred will have the same voting rights as the common stock of 1 vote for 1 share held.

The Creation and issuance of the Series A Preferred Stock affects the rights and powers of the Registrant's common stock holders in at least two ways. The common stockholders voting power on the matter of whether the Registrant should reverse split the common stock outstanding has been reduced to approximately thirty-two
(49) percent of all shares entitled to vote on the issue thus assuring that the common stock reverse split will be approved, and; the relative percentage of the capital stock of the company represented by the class of common stock issued and outstanding is diminished and may, if new equity securities are issued after giving effect to the reverse split, be reduced substantially. As of the effective date of the reverse split, however, the relative holdings of all equity securities holders will remain the same as before the reverse split.

Section 4 - Matters Related to Accountants and Financial Statements

Section 5 - Corporate Governance and Management

Section 6 - [Reserved]

Section 7 - Regulation FD

Section 8 - Other Events

      Item 8.01 Other Events.

The intent by Registrant's Board of Directors to reverse split the issued and outstanding common stock of Registrant has been made public but no record date and effective date has been set for such reverse split. Registrant anticipates that the split will not take effect until an information statement is prepared and filed with the SEC on Schedule 14C and distributed to shareholders, and under the timing requirements of the laws of the state of Nevada, if any, in light of the notice requirements of the NASD, Inc.


Section 9 - Financial Statements and Exhibits

      Item 9.01 Financial Statements and Exhibits.

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EXHIBIT NUMBER            DESCRIPTION              LOCATION
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     3.5                  Designation of           Filed
                          Series A Convertible     Herewith
                          Preferred Stock
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    10.12                 Subscription             Filed
                          Agreement re Series      Herewith
                          A Convertible
                          Preferred Stock
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    10.13                 Promissory Note          Filed
                          dated August 23, 2004    Herewith
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

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     REALITY WIRELESS NETWORKS, INC., INC.

                                  (Registrant)


Date:




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Steve Careaga, Chief Executive Officer